Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in:

Registration Statement No. 333-30391 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus;

Registration Statement No. 333-56661 on Form S-8 (as amended by Post-Effective Amendment No. 1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Saving Plan and the related prospectus;

Registration Statement No. 333-06049 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan;

Registration Statement No. 333-84479 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 11, 1999);

Registration Statement No. 333-64008 on Form S-8 (as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2) pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (as amended and restated as of January 1, 2004);

Registration Statement No. 333-159162 on Form S-3 dated May 12, 2009 pertaining to the registration of indeterminate number of common shares (and accompanying rights) that may from time to time be issued at indeterminate prices;

Registration Statement No. 333-165376 on Form S-3 dated March 10, 2010 pertaining to the registration of an indeterminate amount of debt securities that may from time to time be issued at indeterminate prices;

Registration Statement No. 333-165021 on Form S-8 pertaining to the 2007 Incentive Equity Plan; and

Registration Statement No. 333-172649 on Form S-8 dated March 7, 2011 pertaining to the registration of an additional 9,000,000 common shares under the Amended and Restated Cliffs 2007 Incentive Equity Plan;

of our reports relating to the consolidated financial statements and financial statement schedule of Cliffs Natural Resources Inc. and the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting dated February 16, 2012, appearing in the Annual Report on Form 10-K of Cliffs Natural Resources Inc. for the year ended December 31, 2011.

/S/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
February 16, 2012